Exhibit 10.5

*** Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

AMENDMENT #1 TO LICENSE AGREEMENT

This Amendment #1 to the License Agreement (hereinafter this “Amendment”) is made and entered into effective as of January 1, 2022 by and between Carnegie Mellon University (hereinafter “Carnegie Mellon”) and NeuBase Therapeutics, Inc. (hereinafter “Licensee”).

Witnesseth

Whereas, Carnegie Mellon and Licensee have previously entered into a License Agreement, effective December 17, 2018 (hereinafter the “License Agreement”);

Whereas, Carnegie Mellon and Vera Therapeutics, Inc. f/k/a Trucode Gene Repair Inc. f/k/a PNA Innovations, Inc. (“Vera”) entered into a License Agreement, effective June 7, 2012 as amended, for the license by Vera of certain Carnegie Mellon rights in certain technology relating to peptide nucleic acids (hereinafter the “Vera License”), and in connection with an asset purchase agreement between Licensee and Vera involving the peptide nucleic acid portfolio of Vera, effective as of January 27, 2021, Vera assigned the Vera License to Licensee and Licensee assumed and agreed to be bound to the terms and conditions of the Vera License, including all obligations to Carnegie Mellon under the Vera License;

Whereas, Licensee and Carnegie Mellon desire to amend the License Agreement to provide for, among other things, the license pursuant to License Agreement of Carnegie Mellon rights in certain technology relating to peptide nucleic acids that were previously licensed under the Vera License, termination of the Vera License and similar matters, all on and subject to the terms and conditions of this Amendment;

Now Therefore, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Section 1.1 of the License Agreement is amended by adding the following at the end of that section:

“In addition to the foregoing, “Patent(s)” shall also mean any patent or patent application, including any continuation, continuation-in-part, divisional or modification filed in the U.S. or any other country and any patent claiming priority therefrom or reissue thereof, which issues to Carnegie Mellon and specifically claims any of the Amendment Licensed Technology in existence on the “as of” date specified in Exhibit A attached hereto.”.

2.	Section 1.2 of the License Agreement is amended by adding the following at the end of that section:

“In addition to the foregoing, “Licensed Technology” or “Technology” shall also mean (a) the technology described in Exhibit A attached hereto on an “as is” basis on the “as of” date specified in Exhibit A attached hereto (the “Amendment Licensed Technology”), and (b) the Patents, including the patents and patent applications specified in Exhibit A attached hereto.”.

3.	Section 1.11 of the License Agreement is amended and restated to read as follows:

“1.11 “Sublicense Fees” shall mean any and all consideration realized by Licensee from a sublicense in consideration of a sublicense for Licensed Technology, excluding Revenue realized by Licensee for the Disposition of Licensed Products to sublicensee, such Revenue being subject to Royalties, and further provided that ‘Sublicense Fees’ shall not include any payments for past, present or future research, development, manufacturing or commercial launch services or activities performed for or provided to a sublicensee (including any sponsored research performed by Licensee for a sublicensee); provided that such payments shall only be excluded to the extent that the amount paid represents fair market value for the applicable item or activity, and any payment made by or on behalf of a sublicensee in excess of such fair market value will be included in Sublicense Fees.”.

4.	Section 1 of the License Agreement is amended by adding a new Section 1.22 thereto, to read as follows:

“1.22 “Phase II Clinical Trial” shall mean a human clinical trial conducted to evaluate the efficacy of a drug for a particular indication in patients with a disease and to determine the common short-term side effects and risks associated with the drug as defined in 21 C.F.R. §312.21(b).”.

5.	Romanette (iii) of Section 5.2 of the License Agreement is deleted in its entirety and replaced with “Intentionally Omitted.”.

6.	Item b) of Section 5.2 (iv) of the License Agreement is hereby amended by replacing “2022” with “2023”.

7.	Section 6.2 of the License Agreement is amended and restated to read as follows:

“6.2. Licensee shall pay to Carnegie Mellon a percentage of Sublicense Fees realized according to the following schedule:

Where Sublicense Fees are payable:	Percent
Prior to initiation of the first Phase II Clinical Trial for a Licensed Product	[***]
After initiation of the first Phase II Clinical Trial for a Licensed Product	[***]

8.	Section 7.4 of the License Agreement is amended by replacing the phrase “Within sixty (60) days after the end of each of Licensee’s fiscal years,” in that section with

“Within ninety (90) days after the end of each of Licensee’s fiscal years, beginning in fiscal year 2022,”.

9.

Section 7.5 of the License Agreement is amended by replacing the phrase “Within sixty (60) days after the end of each of Licensee’s fiscal years,” in that section with “Within ninety (90) days after the end of each of Licensee’s fiscal years, beginning in fiscal year 2022,”.

10.	Licensee’s Address for Notices is amended and restated to read as follows:

“350 Technology Dr.

Pittsburgh, PA 15219”.

11.

The Vera License is hereby terminated. Termination of the Vera License does not terminate (a) the obligation of Licensee to pay any amounts which have been accrued or are otherwise required to be paid by Licensee under the terms of the Vera License through December 31, 2021, and (b) the obligations of Licensee that expressly or by their nature survive termination, including Licensee’s indemnification obligations under the Vera License and obligations in respect of any dispute and resolution thereof under the Vera License.

12.

In consideration of the entering into of this Amendment, within thirty (30) days of the effective date of this Amendment, Licensee shall pay Carnegie Mellon a non- refundable amendment fee of ten thousand U.S. Dollars ($U.S. 10,000). This amendment fee is not creditable against any other amounts due under the License Agreement or Vera License.

13.

This Amendment and the License Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (both written and oral) of the parties with respect to that subject matter and cannot be amended or otherwise modified except in a writing executed by the party against whom the amendment or other modification is sought to be charged. The License Agreement as amended by this Amendment shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This Amendment shall be binding up and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(The balance of this page is intentionally left blank).

The parties hereto have caused this Amendment to be executed by their duly authorized representatives in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

Carnegie Mellon University		LICENSEE
By:	/s/ Robert A. Woolridge	By:	/s/ Dietrich Stephan
	Robert A. Wooldridge		Dietrich Stephan
	Associate Vice President for		Chief Executive Officer
Technology Transfer and Enterprise
Creation

Date:	5/2/2022	Date:	4/29/2022

Exhibit A

Licensed Technology (including Patents):

The invention entitled “A Method for Preparing Conformationally-Preorganized Polyethylene Glycol-Containing yPNA” and the related documentation, if any, disclosed on November 19, 2010 and bearing Carnegie Mellon File #2011-045, on an “as is” basis as of June 7, 2012.

Application Number(s): US 61/516,838

Title: Synthesis and Characterization of Conformationally-Preorganized, MiniPEG-Containing yPNAs with Superior Hybridization Properties and water Solubility

Inventors: Danith Ly, Srinivas Rapireddy, Bichismita Sahu

The invention entitled “A simplified and cost-effective method for preparing PNA monomers and oligomers using unprotected nucleobases” and the related documentation, if any, disclosed on March 10, 2011 and bearing Carnegie Mellon File #2011-080, on an “as is” basis as of June 7, 2012.

Patent Number(s): US 9,193,758, US 10,093,700, US 10,160,787, US 10,364,272, US 10,793,605, US 11,279,736, EP 2694683, ES 2694683, UK 2694683, IT 502019000080180, FR 2694683, DE 602012074955.5, EP 3428287, UK 3428287, FR 3428287

Application Number(s): US 61/516,812, PCT/US2012/032459, US 14/110,689, US 14/921,755, US 15/972,494, US 16/145,075, US 16/362,579, US 17/003,131, EP 12767656.7, EP 18187994.1, EP 21164008.1, CA 2,832,553

Title: Conformationally-preorganized, MiniPEG-Containing GAMMA-Peptide Nucleic Acids

Inventors: Danith Ly, Srinivas Rapireddy, Bichismita Sahu

The invention entitled “GammaPNA Probes for Fluorescent Telomere Labeling and Affinity Purification” and the related documentation, if any, disclosed on August 9, 2011 and bearing Carnegie Mellon File #2012-016, on an “as is” basis as of June 7, 2012.

Patent Number(s): US 9,926,592, EP 2780480, UK 2780480

Application Number(s): US 61/629,125, PCT/US2012/064976, US 14/357,874, EP 12849889.6, UK 12849889.6, CA 2854939

Title: Gamma-PNA Miniprobes for Fluorescent Labeling

Inventors: Bruce A. Armitage, Danith Ly, Patricia Opresko, Nathaniel Shank

The invention entitled “Safety-Clip Design for Improving the Recognition Specificity of y- Peptide Nucleic Acids (yPNAs)” and the related documentation, if any, disclosed on September 12, 2011 and bearing Carnegie Mellon File #2012-028, on an “as is” basis as of June 7, 2012.

Application Number(s): US 61/573,968

Title: Safety-Clip Design for Improving the Recognition Specificity of y-Peptide Nucleic Acids (yPNAs)

Inventors: Danith Ly, Srinivas Rapireddy, Arunava Manna